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                                                                    EXHIBIT 23.3
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Peritus Software Services, Inc. for the registration of 2,093,433 shares of its common stock and to the incorporation by reference therein of our report dated October 29, 1997, with respect to the financial statements of Millennium Dynamics, Inc., included in the Peritus Software Services, Inc. Current Report on Form 8-K/A, dated February 17, 1998, filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP
                                    Ernst & Young LLP


Cincinnati, Ohio
August 6, 1998